UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2020

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200

Lake Forest, CA

(Address of principal executive offices)

92630

(Zip code)

(949) 528-3100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock	TBLT	NASDAQ CAPITAL MARKET
Series A Warrants	TBLTW	NASDAQ CAPITAL MARKET

Item 1.01 Entry Into a Material Definitive Agreement.

On April 4, 2020, ToughBuilt Industries, Inc. (“ToughBuilt”) received written confirmation from Lowe’s Companies, Inc. (“Lowe’s”) of its order of products from ToughBuilt. This is an award of products across multiple soft goods and kneepad categories with 18 SKUs to be sold under the ToughBuiltR name and 12 SKUs to be sold under the Lowe’s proprietary KobaltR name. The products are to be sold in all Lowe’s stores in the U.S., as well as online through the www.lowes.com website.

The initial delivery date is scheduled as September 20, 2020, with the initial purchase order (which shall contain additional terms) to be issued 60 to 90 days prior to that date. After the “load-in” purchase order, ToughBuilt will receive weekly “replenishment” purchase orders beginning in October 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: April 9, 2020	By:	/s/ Michael Panosian
	Name:	Michael Panosian
	Title:	Chief Executive Officer and President